Exhibit 99.1

Copart, Inc.

For Immediate Release

LANELOGIC, L.L.C. ANNOUNCES STRATEGIC INVESTMENT BY HBK AND CAIN
CAPITAL, L.L.C.

Fairfield, CA (December 18, 2006) – lanelogic, L.L.C. and Copart, Inc, (NASDAQ: CPRT) today jointly announced that HBK and Cain Capital, L.L.C. have made a strategic equity investment in lanelogic, the Wall Street inspired automotive network that electronically trades used vehicles among automotive dealers nationwide. In addition, lanelogic’s founder, Bruce Thompson, increased his investment.  The new investments, totaling approximately $10 million, will provide lanelogic with additional working capital that the innovative used vehicle market-maker will utilize during the continued expansion across the United States.

“We are pleased to have HBK and Cain Capital as investors in lanelogic,” stated Bruce Thompson, lanelogic’s founder and CEO.  “It’s exciting to have a new partner as we continue the roll-out of our industry changing products.”

ABOUT LANELOGIC

lanelogic is the used vehicle market–maker that uses real–time sales data to determine a vehicle’s true market price; then acting as a middleman, lanelogic conducts electronic trading between automotive dealers within its network. lanelogic acts as a buying agent, discerning which used vehicles specific dealerships are most likely to sell quickly for the optimal sales price, and which vehicles those dealerships should trade. This proprietary one of a kind platform enables lanelogic to offer dealers more for vehicles dealers wish to sell while helping them stock their lots with their best performing units. lanelogic currently services approximately 285 dealers located throughout Texas and the Midwestern region of the United States.

Learn more about lanelogic by watching a video presentation:
http://www.lanelogic.com/demo.

Media Contact:

Elissa Berchelmann

Corporate Communications Manager

elissa@lanelogic.com

214-540-8970x196

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

ABOUT COPART

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles, principally to licensed dismantlers, rebuilders and used vehicle dealers, through Internet sales utilizing its proprietary VB2 technology.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The company operates 123 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

NOTE: This press release contains forward-looking statements within the meaning of federal securities laws relating to the business and potential operating results of lanelogic.  Copart holds a minority investment in lanelogic.  Copart makes no representation as to the future operating performance of lanelogic.  Copart and its shareholders may not realize any benefit from Copart’s investment in lanelogic. Copart’s business and operating performance are subject to numerous risks any uncertainties, many of which are outside our control.  Copart’s business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  Copart depends on a limited number of major suppliers of salvage vehicles.  If it is unable to maintain these supply relationships, its revenues and operating results could be adversely affected.  In addition, Copart’s revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including its ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Copart encourages investors to review these disclosures carefully.

Contact:                                   Marla J. Pugh, Communications Specialist
(707) 639-5185